UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

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PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2023

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ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The descriptions in Item 5.02 below of the offer letter between the Company and Ebrahim Versi, M.D., Ph.D., and the amendment to the employment agreement of David J. Marguglio, are incorporated by reference into this Item.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 25, 2023, Adamis Pharmaceuticals Corporation, a Delaware corporation (“Adamis” or the “Company”), completed its merger transaction with DMK Pharmaceuticals Corporation (“DMK”), a privately held, clinical stage neuro-biotechnology company focused on developing novel therapies for opioid use disorder and other important neuro-based conditions with significant unmet medical needs, in accordance with the terms of an Agreement and Plan of Merger and Reorganization dated as of February 24, 2023 (the “Merger Agreement”), entered into by and among the Company, DMK and Aardvark Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Adamis (“Merger Sub”). Effective May 25, 2023, pursuant to the Merger Agreement, DMK merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger and remaining a wholly owned subsidiary of the Company. In connection with the Merger, the name of Merger Sub as the surviving corporation was changed to DMK Pharmaceuticals Corporation.

As a result of the consummation of the Merger, and after giving effect to a previous 70-for-1 reverse stock split of the outstanding shares of common stock of Adamis, effective at the effective time of the Merger (the “Effective Time”), the shares of DMK common stock then outstanding were canceled and automatically converted into and became the right to receive 302,815 shares of Adamis common stock and, with respect to certain former DMK stockholders, 1,941.2 shares of Series E Convertible Preferred Stock (“Series E Preferred”) of the Company. The issuance of the shares of Adamis common stock and Series E Preferred to the former stockholders of DMK in connection with the Merger was approved by the Company’s stockholders at a special meeting of stockholders held on May 15, 2023.

At the Effective Time, outstanding DMK stock options to purchase shares of DMK common stock were assumed by the Company and became options to purchase a total of 231,490 shares of Adamis common stock, with proportionate adjustments to the exercise prices per share of such options based on the exchange ratio determined pursuant to the Merger Agreement. The assumed options continue to be governed by the terms of the DMK 2016 Stock Plan, which was assumed by the Company in connection with the closing of the Merger and is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 27, 2023, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Merger, Adamis issued 302,815 shares of its common stock and 1,941.2 shares of Series E Preferred. The number of shares issued, the nature of the transaction, and the nature and amount of consideration received by Adamis, are described in Item 2.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. The securities were issued in reliance on the exemption from registration under Section 4(a)(2) and Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, and the rules promulgated thereunder. Adamis made this determination based on the representations of the DMK stockholders, which included that each stockholder was an “accredited investor” as that term is defined in Rule 501 of Regulation D.

Item 3.03	Material Modification to Rights of Security Holders.

Series E Convertible Preferred Stock

On May 24, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, designating 15,000 shares out of the authorized but unissued shares of its preferred stock as Series E Preferred, with a stated par value of $0.0001 per share, and in connection with the Merger the Company issued 1,941.2 shares of Series E Preferred to a former stockholder of DMK. The following is a summary of the material terms of the Series E Preferred and is qualified in its entirety by the Certificate of Designation, which is attached to this Report as Exhibit 3.1 and incorporated herein by this reference. Please refer to the Certificate of Designation for more information on the preferences, rights and limitations of Series E Preferred.

Dividends. Except for stock dividends or distributions for which adjustments are made pursuant to the Certificate of Designation, the holders of Series E Preferred will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Adamis common stock, when, as and if actually paid on shares of Adamis common stock.

Voting Rights. Except as otherwise provided in the Certificate of Designation or as otherwise required by law, holders of Series E Preferred are entitled to vote with the holders of outstanding shares of Common Stock, voting together as a single class, with respect to all matters presented to the stockholders of the Company. Each such holder is entitled to a number of votes equal to the number of shares of Common Stock into which the Series E Preferred Stock held by such holder is convertible pursuant to the Certificate of Designation (subject to, and after giving effect to and taking into account, the Beneficial Ownership Limitation described below and set forth in the Certificate of Designation) as of the record date for such vote.

Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), subject to the rights of the holders of any other outstanding series of preferred stock, the holders of Series E Preferred are entitled to receive, pari passu with the holders of Common Stock, out of the assets of the Company an amount equal to such amount per share as would have been payable had all shares of Series E Preferred been converted into Common Stock pursuant to the Certificate of Designation (without giving effect to any limitation on conversion as a result of the Beneficial Ownership Limitation) immediately prior to such Liquidation.

Conversion. Each share of Series E Preferred (or fraction thereof) is convertible, at any time and from time to time at the option of the holder thereof, into the number of shares of Adamis common stock (subject to the Beneficial Ownership Limitation) at a conversion ratio (the “Conversion Ratio”) of 1,000 shares of Adamis common stock per one whole share of Series E Preferred (and giving effect proportionately to any conversion of a fraction of a share of Series E Preferred) (subject to adjustment). If the Company fails to timely deliver shares of Adamis common stock upon conversion of shares of Series E Preferred within the time period specified in the Certificate of Designation, then the holder is entitled to elect, by notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such conversion, and the holder shall return to the Company any Conversion Shares issued to the holder pursuant to the rescinded notice. The Conversion Ratio and the number of shares of Adamis common stock into which a share of Series E Preferred is convertible is subject to proportionate adjustments in the event of stock dividends or distributions payable in shares of Adamis common stock, stock splits or reverse stock splits, or reclassifications.

Beneficial Ownership Limitation. Under the Certificate of Designation, Adamis shall not effect any conversion of the Series E Preferred, and a holder of Series E Preferred does not have the right to convert any portion of the Series E Preferred, to the extent that, after giving effect to a requested conversion, such holder would beneficially own in excess of the Holder Beneficial Ownership Limitation, or such Holder together with such Holder’s affiliates and any persons acting as a group together with such holder or affiliates (such persons, “Attribution Parties”) would beneficially own in excess of the Affiliates Beneficial Ownership Limitation (as defined below). For purposes of such determination, the number of shares of Adamis common stock beneficially owned by such holder and its affiliates includes the number of shares of Adamis common stock issuable upon conversion of the Series E Preferred with respect to which such determination is being made, but excludes the number of shares of Adamis common stock which are issuable upon (i) conversion of the remaining, unconverted Series E Preferred beneficially owned by such holder or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Adamis subject to a limitation on conversion or exercise analogous to the limitation contained in the Certificate of Designation beneficially owned by such holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The “Holder Beneficial Ownership Limitation” is 9.99% of the number of shares of the Adamis common stock outstanding immediately after giving effect to the issuance of shares of Adamis common stock issuable upon conversion of Series E Preferred held by the applicable holder. The “Affiliates Beneficial Ownership Limitation” is 9.99% of the number of shares of Adamis common stock outstanding immediately after giving effect to the issuance of shares of Adamis common stock issuable upon conversion of Series E Preferred held by the applicable holder and its affiliates. The Holder Beneficial Ownership Limitation together with the Affiliates Beneficial Ownership Limitation are sometimes referred to collectively as the “Beneficial Ownership Limitation.”

Nasdaq Issuance Limitation. The Company will not be obligated to issue any shares of Adamis common stock , and the holders of Series E Preferred do not have the right to receive, upon conversion of the Series E Preferred, any shares of Common Stock to the extent such issuance of shares of Adamis common stock would exceed that number of shares of Adamis common stock which the Company may issue in the aggregate pursuant to the transactions contemplated under the Merger Agreement (including pursuant to the Certificate of Designation) without breaching the Company’s obligations under the rules and regulations of the Nasdaq Capital Markets (the “Exchange Cap”). In addition, no holder of Series E Preferred shall be issued, in the aggregate pursuant to the terms of the Certificate of Designation, shares of Adamis common stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of shares of Series E Preferred held by the holder and the denominator of which is the aggregate number of shares of Series E Preferred originally issued to all holders in connection with the closing of the Merger (with respect to each holder, the “Exchange Cap Allocation”). In the event that the holder sells or otherwise transfers any of the holder’s Series E Preferred, the transferee shall be allocated a pro rata portion of the holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. If any holder of Series E Preferred converts all of such holder’s Series E Preferred into a number of shares of Adamis common stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Adamis common stock actually issued to such holder will be allocated to the respective Exchange Cap Allocations of the remaining holders of Series E Preferred on a pro rata basis in proportion to the shares of Series E Preferred then held by each such holder.

Preemptive Rights. No holders of Series E Preferred will, as holders of Series E Preferred, have any preemptive rights to purchase or subscribe for shares of Adamis common stock or any of Adamis’ other securities.

Consent Rights. In addition to the voting rights of the Series E Preferred described above, as long as any shares of Series E Preferred are outstanding, the Company shall not, without the affirmative vote of holders of a majority of the outstanding shares of Series E Preferred, directly or indirectly, by merger, consolidation, recapitalization or otherwise, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred or alter or amend the Certificate of Designation or (b) increase the number of authorized shares of Series E Preferred, or (c) enter into any agreement with respect to any of the foregoing.

Subsequent Rights Offerings; Pro Rata Distributions. If the Company grants, issues or sells any Adamis common stock equivalents pro rata to all the record holders of any class of shares of Adamis common stock (the “Purchase Rights”), then a holder of Series E Preferred will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Adamis common stock acquirable upon conversion of the Series E Preferred (without regard to any limitations on conversion, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Adamis common stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the holder’s right to participate in any such Purchase Right would result in the holder exceeding the Beneficial Ownership Limitation, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Adamis common stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitation). In addition, as long as the Series E Preferred Stock is outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of Adamis common stock (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Series E Preferred, then, in each such case, the holder of Series E Preferred shall be entitled to participate in such Distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of Adamis common stock acquirable upon complete conversion of the Series E Preferred (without regard to any limitations on conversion including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Adamis common stock are to be determined for the participation in such Distribution (provided, however, to the extent that the holder’s right to participate in any such Distribution would result in the holder exceeding the Beneficial Ownership Limitation, then the holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Adamis common stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitation).

Merger; Sale of Assets. If at any time while the Series E Preferred Stock is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another person pursuant to which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation are converted into or exchanged for shares of another corporation or entity, or are converted into or exchanged for equity securities that represent, less than a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent of such surviving or resulting party, immediately following such merger or consolidation; or (ii) the Company sells all or substantially all of its assets in a single transaction or a series of related transactions (each, a “Merger or Sale”), then each holder of the Series E Preferred Stock shall be entitled to receive such number of shares of common stock of the successor or acquiring corporation and/or such other or additional consideration as are receivable by virtue of such Merger or Sale by a holder of the number of shares of Adamis common stock for which the Series E Preferred Stock held by the holder is convertible immediately prior to such Merger or Sale (without regard to the Beneficial Ownership Limitation).

The foregoing descriptions of the Certificate of Designation are subject to and qualified in their entirety by reference to the Certificate of Designation, copies of which are attached as Exhibit 3.1, and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Change in Company Officers and Directors

As contemplated by the Merger Agreement, effective upon the closing of the transactions contemplated by the Merger Agreement, David J. Marguglio and Richard C. Williams resigned from the Company’s board of directors (the “Board”) and the board of directors of all subsidiaries of the Company. The resignations were pursuant to the transactions contemplated by the Merger Agreement and were not the result of any disagreements with Adamis relating to the Adamis’ operations, policies or practices.

As contemplated by the Merger Agreement, effective upon the closing of the Merger, David J. Marguglio resigned as chief executive officer of Adamis; he continues as president of Adamis and as corporate secretary and was also appointed as chief operating officer. In connection with the closing of the transactions contemplated by the Merger Agreement, the Company and Mr. Marguglio entered into an agreement amending his employment agreement with the Company, providing that (i) Mr. Marguglio’s transition from chief executive officer to president and chief operating officer in connection with the closing of the Merger transaction, and change in title and responsibilities, did not constitute “Good Cause” as defined in his employment agreement, or constructive termination or any similar term under any other agreement to which Mr. Marguglio is a party or plan or policy of the Company binding on Mr. Marguglio, and (ii) references in his employment agreement to his employment as chief executive officer were amended to conform to his change in title and responsibilities.

Effective as of the effective time of the Merger, Ebrahim (Eboo) Versi, M.D., Ph.D., the co-founder and chief executive officer of DMK, was appointed as the chief executive officer of the Company and as Chair of the Board, and as an interim action, the Company entered into a customary offer letter with Dr. Versi providing for his at-will employment as chief executive officer, at an annual base salary rate with DMK of $150,000 per annum. The Company expects that after the Effective Time, the compensation committee of the Board will consider a customary executive employment agreement with Dr. Versi containing provisions addressing, among other matters, his annual base salary, bonus compensation and severance compensation, which terms may differ from the terms contained in the offer letter.

Effective upon the closing of the transactions contemplated by the Merger Agreement and the resignations of Mr. Marguglio and Mr. Williams, Dr. Ebrahim Versi and Jannine Versi were appointed to the Board to fill those vacancies, and Dr. Versi was appointed as Chair of the Board. Current Adamis directors Howard C. Birndorf, Meera J. Desai, Ph.D. and Vickie Reed continued as directors of the Company.

Ebrahim Versi, M.D., Ph.D. Dr. Versi, age 70, has over 30 combined years of experience as a physician, practicing surgeon, academic, teacher, entrepreneur, investor, and senior executive. Dr. Versi has spent more than 20 years in the pharmaceutical and medical device industry, holding positions with both large and small pharmaceutical companies. During his career in the industry, Dr. Versi has been the inventor of several patents and the recipient of several NIH grants and has helped develop drugs and devices for a variety of indications including, but not limited to, the following FDA approved products: Cymbalta®, Ditropan®, Detrol®, FemAssist®, Myrbetig®, Sanctura®, Testim®, Vesicare® and Xiaflex®. Dr. Versi founded DMK Pharmaceuticals in June 2016, serving as a member of the board of directors and became its chief executive officer in 2017. Dr. Versi founded Versi Group LLC in July 2005 and has served as its president since its inception. Versi Group LLC owns a portfolio of patents related to drug development and methods of delivery for various disease states including neuroscience, urology, and cardiology. From January 2021 to November 2022, Dr. Versi served as chairman of Dina Pharma Inc, a clinical-stage biopharmaceutical company. From April 2016 to December 2022, Dr. Versi served as chairman of Opus Therapeutics Inc., a company focused on developing drugs for urological disorders. Dr. Versi served as Consultant Chief Medical Officer from 2013 to 2014 for Taris Biomedical, Inc., a company developing a device for delivery of lidocaine to the bladder. From 2007 to 2009 Dr. Versi served as the Chief Medical Officer of Mt. Cook Pharma Inc., a company developing drugs for urology, analgesia, Parkinson’s Disease, and depression. From 2009 to 2011 Dr. Versi served as Vice President, Head of Drug Safety and Medical Affairs at Auxilium Pharmaceuticals Inc., a public biopharmaceutical company. From 2006 to 2007, Dr. Versi served as Senior Vice President of development of Plethora Solutions Holdings PLC (AIM:PLC), a urology company with development drug products and devices. From 2004 to 2005, Dr. Versi served as senior vice president of Odyssey Pharmaceuticals, a subsidiary of Pliva d.d., now a Teva company, where he was developing and marketing prescription drugs for a variety of medical conditions. From 2003 to 2004, Dr. Versi served as vice president of medical affairs of Yamanouchi Pharma America (now Astellas Pharma US, Inc.), a major Japanese pharmaceutical company with a focus on urological products. From 1999 to 2003, Dr. Versi served as Director of Urology and Women’s Health for Pharmacia (which merged with Pfizer), where he worked on raising awareness of bladder problems by changing the focus from urinary incontinence to overactive bladder (OAB). From 1997 to 1999, Dr. Versi served as consulting medical director for Eli Lilly and Company. Following medical school, Dr. Versi completed a residency and fellowship at Kings College Hospital and served as a Senior Registrar at the Royal London Hospital. He was then a Senior Lecturer and Consultant (Attending) at St. Thomas’ & Guys Hospitals before moving to the U.S. to accept an academic position as Associate Professor at Harvard Medical School Chief of Urogynecology at the Brigham & Women’s Hospital, which he held from 1993 to 1999. Dr. Versi received a BA, MA and DPhil (Ph.D.) in 1978 from Oxford University in the United Kingdom before obtaining his MB BChir (MD) degree from Cambridge University in 1980.

Jannine C. A. Versi. Jannine Versi, age 37, has served as a director of DMK since October 2017. In 2019, Ms. Versi co-founded Elektra Health, a privately-held healthcare technology company focused on women’s health, and menopause in particular. She currently serves as the chief operating officer of Elektra Health. Prior to Elektra Health, Ms. Versi was on the founding team and served as vice president of clinical programs and partnerships at Cityblock Heath, a healthcare technology company, from 2017 to 2019. From 2014 to 2016, Ms. Versi served as Chief of Staff to the Under Secretary of Commerce for International Trade in the U.S. Department of Commerce as part of the Obama administration. Ms. Versi worked at Google from 2009 to 2012, reporting to Google’s global marketing leadership in California and in the United Kingdom. Ms. Versi graduated magna cum laude from the University of Pennsylvania in 2007 and received an M.B.A. from Harvard Business School in 2014. From 2007 to 2008, Ms. Versi was a Fulbright Scholar conducting economic research in India. In 2021, Ms. Versi was a recipient of Harvard Business School’s Blavatnik Fellowship in Life Science Entrepreneurship.

Ms. Versi is the daughter of Dr. Versi. With that exception, there are no family relationships between either Dr. Versi or Ms. Versi and any of the Company’s other directors or executive officers. Dr. Versi is a former DMK shareholder that received Adamis shares in the Merger , and in connection with the closing of the Merger received 8,745 shares of Adamis common stock, and Versi Group, LLC, of which Dr. Versi is a member and the manager, received 177,194 shares of Adamis common stock and 1,941.2 shares of Series E Preferred, and DMK stock options held by Dr. Versi were assumed by the Company and became options to purchase up to 102,885 shares of Adamis common stock, governed by the terms of the DMK 2016 Stock Plan (the “DMK 2016 Plan”), which was assumed by the Company in connection with the Merger. Ms. Versi is the trustee of a member of Versi Group, LLC and personally holds options to purchase shares of DMK common stock, which options were assumed by the Company pursuant to the Merger and became options to purchase up to 25,720 shares of Adamis common stock, governed by the terms of the DMK 2016 Plan.

In connection with the closing of the transactions contemplated by the Merger Agreement, the Company entered into its standard form of directors and officers indemnity agreement with Dr. Versi and Ms. Versi. Each indemnity agreement provides for indemnification and advances by the Company of certain expenses and costs, subject to certain exceptions and limitations, relating to claims, suits or proceedings arising from each individual’s service to the Company as an officer or director, as applicable, to the maximum extent permitted by applicable law. The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the forms of indemnity agreement, which are attached as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2023, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On May 25, 2023, Adamis issued a press release announcing the consummation of the Merger with DMK and related transactions. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The press release and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to statements concerning the following matters: (i) the outcome of any current legal proceedings or future legal proceedings that may be instituted against the parties or others, including proceedings related to the merger transaction with DMK; (ii) whether the combined business of DMK and Adamis will be successful; (iii) whether any DMK product candidates will be successfully developed or commercialized; (iv) the Company’s ability to raise capital to continue as a going concern; and (v) those risks detailed in Adamis’ most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by Adamis from time to time with the SEC. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, which may cause Adamis’ actual results to be materially different from the results anticipated by such forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Adamis cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to: Adamis’ ability to maintain the continued listing of the common stock on the Nasdaq Capital Market, including without limitation regaining compliance with the Nasdaq $1.00 minimum bid price requirements and the $35 million market value of listed securities requirement; Adamis’cash flow, cash burn, expenses, obligations and liabilities; the outcomes of any litigation, regulatory proceedings, inquiries or investigations that we are or may become subject to; and other important factors discussed in the Company’s filings with the SEC. If we do not obtain required additional equity or debt funding in the near term, Adamis’cash resources will be depleted and we could be required to materially reduce or suspend operations, which would likely have a material adverse effect on Adamis’business, stock price and Adamis’relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations or satisfy out liabilities, we could be required to seek bankruptcy protection or other alternatives to attempt to resolve Adamis’obligations and liabilities that could result in Adamis’stockholders losing most or all of their investment in us. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this Report. Certain of these risks and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2022, and subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC’s website at http://www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of February 24, 2023, by and among Adamis Pharmaceuticals, Inc., Adamis Merger Sub, Inc., and DMK Pharmaceuticals Corporation.* (Incorporated by reference to Exhibit 2.1 to the Company’s Report on Form 8-K filed February 27, 2023)
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock.
10.1	Letter dated May 24, 2023, between the Company and David J. Marguglio.
10.2	Offer letter dated May 24, 2023, between the Company and Ebrahim Versi, M.D., Ph.D.
10.3	DMK 2016 Stock Plan.
10.4	Form of Indemnity Agreement. (Incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on May 15, 2023)
99.1	Press release dated May 25, 2023.

* Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: May 26, 2023	By:	/s/ David C. Benedicto
	Name:	David C. Benedicto
	Title:	Chief Financial Officer